Exhibit 2.43
AMENDED AND RESTATED STANDBY PURCHASE AGREEMENT
Initially Dated as of October 6, 2006
As Amended and Restated as of February 7, 2007
Between
PETRÓLEO BRASILEIRO S.A.—PETROBRAS,
as Standby Purchaser,
and
THE BANK OF NEW YORK, as
Trustee for the Noteholders
Referred to Herein

1

AMENDED AND RESTATED STANDBY PURCHASE AGREEMENT
          AMENDED AND RESTATED STANDBY PURCHASE AGREEMENT (this “Agreement”), initially dated as of October 6, 2006, as amended and restated as of February 7, 2007, between PETRÓLEO BRASILEIRO S.A.—PETROBRAS (the “Standby Purchaser”), a sociedade de economia mista organized and existing under the laws of the Federative Republic of Brazil (“Brazil”), and THE BANK OF NEW YORK, a New York banking corporation, as successor to JPMORGAN CHASE BANK, N.A., as trustee for the holders of the Notes (as defined below) issued pursuant to the Indenture (as defined below) (the “Trustee”).
WITNESSETH:
          WHEREAS, Petrobras International Finance Company, a Cayman Islands limited company and a wholly-owned Subsidiary of the Standby Purchaser (the “Issuer”), entered into an Indenture dated as of July 19, 2002 (the “Original Indenture”) with the Trustee;
          WHEREAS, the Issuer entered into the Fifth Supplemental Indenture with the Standby Purchaser and the Trustee dated as of October 6, 2006 (the “Fifth Supplemental Indenture”) as a supplement to the Original Indenture and pursuant to which the Issuer issued U.S. $500,000,000 of its 6.125% Global Notes due 2016 (the “Original Notes”);
          WHEREAS, the Issuer is now issuing an additional U.S. $[      ] principal amount of its 6.125% Global Notes due 2016 (the “Re-Opening Notes” and, together with the Original Notes, the “Notes”), pursuant to an amendment and restatement of the Fifth Supplemental Indenture (the “Amended and Restated Fifth Supplemental Indenture”). The Original Indenture, as supplemented by the Amended and Restated Fifth Supplemental Indenture, and as amended or supplemented from time to time with respect to the Notes, is hereinafter referred to as the “Indenture”;
          WHEREAS, the Re-Opening Notes will form a single fungible series (subject to the same terms and conditions) with the Original Notes;
          WHEREAS, the Standby Purchaser is willing to enter into this Agreement in order to provide the holders of the Notes (the “Noteholders”) with assurances that, if the Issuer shall fail to make all required payments of principal, interest or other amounts due in respect of the Notes and the Indenture, the Standby Purchaser will be obligated, without any action on the part of the Noteholders, to immediately purchase the rights of the Noteholders to receive such amounts in consideration of the payment by the Standby Purchaser of an amount of funds equal to the amounts then owed by the Issuer under the Indenture and the Notes, subject to the provisions hereof;
          WHEREAS, the Standby Purchaser agrees that it will derive substantial direct and indirect benefits from the issuance of the Notes by the Issuer;
          WHEREAS, although the following shall not in any way be a condition to the obligations of the Standby Purchaser hereunder, the Standby Purchaser intends (but is not obligated hereunder) to enter into and maintain at all times during the term of this Agreement arrangements for the import of oil and petroleum products with the Issuer under which payments for such products are expected to be (i) in an aggregate amount at least equal to the total amount owed by the Issuer under the Indenture and the Notes (including any accrued and unpaid interest and any other amounts required to be paid thereunder), (ii) made through the Brazilian commercial rate exchange market regulated by Banco Central do Brasil and (iii) applied to offset (or be used to otherwise liquidate) any amounts required to be paid by the Standby Purchaser under this Agreement in respect of any obligation owed by the Issuer under the Indenture and the Notes;
          WHEREAS, it is a condition precedent to the issuance of the Notes that the Standby Purchaser shall have executed this Agreement.
          NOW, THEREFORE, the Standby Purchaser and the Trustee hereby agree as follows:
          SECTION 1. Definitions.(a) As used herein the following capitalized terms shall have the following meanings:
          “Affiliate,” with respect to any Person, means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person; it being understood that for purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) of a Person shall mean the possession, direct or indirect, of the power to vote 25% or more of the equity or similar voting interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
          “Agreement” has the meaning set forth in the preamble to this Agreement.
          “Amended and Restated Fifth Supplemental Indenture” has the meaning specified in the preamble to this Agreement.
          “Authorized Representative” of the Standby Purchaser or any other Person means the person or persons authorized to act on behalf of such entity by its chief executive officer, president, chief operating officer, chief financial officer or any vice president or its Board of Directors or any other governing body of such entity.
          “Bankruptcy Law” has the meaning specified in Section 15(a).
          “Base Prospectus” has the meaning set forth in the definition of Registration Statement herein.
          “Board of Directors”, when used with respect to a corporation, means either the board of directors of such corporation or any committee of that board duly authorized to act for it, and when used with respect to a limited liability company, partnership or other entity other than a corporation, any Person or body authorized by the organizational documents or by the voting equity owners of such entity to act for them.

          “Brazil” has the meaning set forth in the preamble to this Agreement.
          “Business Day” means any day except a Saturday, a Sunday or a legal holiday or a day on which banking institutions (including, without limitation, the members of the Federal Reserve System) are authorized or required by law, regulation or executive order to close in The City of New York, the Issuer’s jurisdiction of incorporation or Brazil.
          “Closing Date” means February 7, 2007.
          “Companies” means the Issuer and the Standby Purchaser.
          “Dealer Managers” means Morgan Stanley & Co. Incorporated and UBS Securities LLC, acting as such under the Dealer Manager Agreement.
          “Dealer Manager Agreement” has the meaning specified in Section 9(b).
          “Default” has the meaning set forth in the Indenture.
          “Default Rate” has the meaning specified in the Indenture.
          “Denomination Currency” has the meaning specified in Section 17(b).
          “Environmental Laws” means all applicable federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law, including any of the forgoing in any foreign jurisdiction, relating in any manner to contamination, pollution or protection of human health or the environment.
          “Event of Default” has the meaning specified in the Indenture.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Exchange Prospectus” has the meaning specified in Section 9(e).
          “Exchange Registration Statement” means the registration statement on Form F-4 under the Securities Act, initially dated November 1, 2006 and as amended on December 18, 2006, filed with the SEC (File No. 333-138345).
          “Fifth Supplemental Indenture” has the meaning set forth in the preamble to this Agreement.
          “Final Offering Document” has the meaning specified in Section 9(c).
          “Governmental Authority” shall mean any regulatory, administrative or other legal body, any court, tribunal or authority or any public legal entity or public agency of the Cayman Islands, Brazil, the United States of America or any other jurisdictions whether created by federal, provincial or local government, or any other legal entity now existing or hereafter created, or now or hereafter controlled, directly or indirectly, by any public legal entity or public agency of any of the foregoing.

          “Guarantee” means an obligation of a person to pay the Indebtedness of another Person including without limitation:
     (i) an obligation to pay or purchase such Indebtedness;
     (ii) an obligation to lend money or to purchase or subscribe for shares or other securities or to purchase assets or services in order to provide funds for the payment of such Indebtedness;
     (iii) an indemnity against the consequences of a default in the payment of such Indebtedness; or
     (iv) any other agreement to be responsible for such Indebtedness.
          “Indebtedness” means any obligation (whether present or future, actual or contingent and including, without limitation, any Guarantee) for the payment or repayment of money which has been borrowed or raised (including money raised by acceptances and all leases which, under generally accepted accounting principles in the country of incorporation of the relevant obligor, would constitute a capital lease obligation).
          “Indemnified Party” has the meaning specified in Section 14.
          “Indemnified Taxes” means any and all present or future taxes, levies, imposts, deductions, charges or withholdings of any nature imposed by Brazil, the jurisdiction of incorporation of the Issuer (or any successor), Luxembourg or any other jurisdiction in which the Issuer appoints a paying agent under the Indenture or any political subdivision of such jurisdictions.
          “Indenture” has the meaning specified in the preamble to this Agreement.
          “Issuer” has the meaning set forth in the preamble to this Agreement.
          “Judgment Currency” has the meaning specified in Section 17(b).
          “Law” means any constitutional provision, law, statute, rule, regulation, ordinance, treaty, order, decree, judgment, decision, certificate, holding, injunction, enforceable at law or in equity, along with the interpretation and administration thereof by any Governmental Authority charged with the interpretation or administration thereof.
          “Lien” means any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance on any property or asset, including, without limitation, any equivalent created or arising under applicable Law.
          “Material Adverse Effect” means a material adverse effect on (a) the business, operations, assets, property, condition (financial or otherwise) or results of operation of the Standby Purchaser together with its consolidated Subsidiaries taken as a whole, (b) the validity or enforceability of this Agreement or any other Transaction Document or (c) the ability of the Standby Purchaser to perform its obligations under this Agreement or any other Transaction

Document, or (d) the material rights or benefits available to the Noteholders or the Trustee, as representative of the Noteholders under the Indenture, this Agreement or any of the other Transaction Documents.
          “Material Subsidiary” means, as to any Person, any Subsidiary of such Person which, on any given date of determination, accounts for more than 15% of Petrobras’ total consolidated assets, as such total assets are set forth on the most recent consolidated financial statements of Petrobras prepared in accordance with U.S. GAAP (or if Petrobras does not prepare financial statements in U.S. GAAP, consolidated financial statements prepared in accordance with Brazilian generally accepted accounting principles).
          “Noteholders” has the meaning specified in the preamble of this Agreement.
          “Notes” has the meaning specified in the preamble of this Agreement.
          “Officer’s Certificate” means a certificate of an Authorized Representative of the Standby Purchaser containing, in respect of each certificate furnished with respect to a particular condition, covenant or provision of this Agreement:
     (i) a statement that an Authorized Representative of the Standby Purchaser has read such covenant, condition or provision;
     (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (iii) a statement that, in the opinion of each such individual, such examination or investigation has been made as is necessary to enable such individual to express an informed opinion as to whether or not such covenant, condition or provision has been complied with; and
     (iv) a statement as to whether, in the opinion of each such individual, such condition, covenant or provision has been complied with.
          “Opinion of Counsel” means a written opinion of counsel from any Person either expressly referred to herein or otherwise reasonably satisfactory to the Trustee which may include, without limitation, counsel for the Standby Purchaser, whether or not such counsel is an employee of the Standby Purchaser, which opinion contains:
     (i) a statement that each individual signing such opinion has read such covenant, condition or provision;
     (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such opinion are based;
     (iii) a statement that, in the opinion of each such individual, such examination or investigation has been made as is necessary to enable such individual to express an informed opinion as to whether or not such covenant, condition or provision has been complied with; and
     (iv) a statement as to whether, in the opinion of each such individual, such condition, covenant or provision has been complied with.
     “Original Closing Date” means October 6, 2006.
     “Original Indenture” has the meaning set forth in the preamble to this Agreement.
     “Original Notes” has the meaning specified in the preamble to this Agreement.
          “Other Taxes” means any present or future stamp, documentary, excise, property or similar taxes, charges or levies imposed by Brazil, the jurisdiction of the Issuer, Luxembourg or any other jurisdiction in which the Issuer appoints a paying agent under the Indenture or any political subdivision of such jurisdictions that arise from any payment made hereunder, under the Notes or under the Transaction Documents or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement or any of the other Transaction Documents.
          “Partial Non-Payment Amount” has the meaning specified in Section 2(a).
          “Partial Non-Payment Amount With Interest” has the meaning specified in Section 2(a).
          “Partial Non-Payment Due Date” has the meaning specified in Section 2(a).
          “Partial Non-Payment Overdue Interest” has the meaning specified in Section 2(a).
          “Partial Non-Payment Notice” has the meaning specified in Section 2(a).
           “Payment Account” has the meaning set forth in the Indenture.
           “Payment Date” has the meaning set forth in the Indenture.
          “Permitted Free Writing Prospectus” has the meaning set forth in the preamble to the Underwriting Agreement among the Companies, Morgan Stanley & Co. Incorporated and UBS Securities LLC, dated September 29, 2006 related to the offering of the Original Notes.
          “Permitted Lien” means a:
     (i) Lien granted in respect of Indebtedness owed to the Brazilian government, Banco Nacional de Desenvolvimento Econômico e Social or any official government agency or department of Brazil or of any state or region thereof;
     (ii) Lien arising by operation of law, such as merchants’, maritime or other similar Liens arising in the Standby Purchaser’s ordinary course of business or that of any

Subsidiary or Lien in respect of taxes, assessments or other governmental charges that are not yet delinquent or that are being contested in good faith by appropriate proceedings;
     (iii) Lien arising from the Standby Purchaser’s obligations under performance bonds or surety bonds and appeal bonds or similar obligations incurred in the ordinary course of business and consistent with the Standby Purchaser’s past practice;
     (iv) Lien arising in the ordinary course of business in connection with Indebtedness maturing not more than one year after the date on which such Indebtedness was originally incurred and which is related to the financing of export, import or other trade transactions;
     (v) Lien granted upon or with respect to any assets hereafter acquired by the Standby Purchaser or any Subsidiary to secure the acquisition costs of such assets or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such assets, including any Lien existing at the time of the acquisition of such assets as long as the maximum amount so secured shall not exceed the aggregate acquisition costs of all such assets or the aggregate Indebtedness incurred solely for the acquisition of such assets, as the case may be;
     (vi) Lien granted in connection with the Indebtedness of a Wholly-Owned Subsidiary owing to the Standby Purchaser or another Wholly-Owned Subsidiary;
     (vii) Lien existing on any asset or on any stock of any Subsidiary prior to the acquisition thereof by the Standby Purchaser or any Subsidiary as long as such Lien is not created in anticipation of such acquisition;
     (viii) Lien over any Qualifying Asset relating to a project financed by, and securing Indebtedness incurred in connection with, the Project Financing of such project by the Standby Purchaser, any of the Standby Purchaser’s Subsidiaries or any consortium or other venture in which the Standby Purchaser or any Subsidiary has any ownership or other similar interest;
     (ix) Lien existing as of the date of the Indenture;
     (x) Lien resulting from the Transaction Documents;
     (xi) Lien incurred in connection with the issuance of debt or similar securities of a type comparable to those already issued by the Issuer, on amounts of cash or cash equivalents on deposit in any reserve or similar account to pay interest on such securities for a period of up to 24 months as required by any Rating Agency as a condition to such Rating Agency rating such securities investment grade or as is otherwise consistent with market conditions at such time, as such conditions are satisfactorily demonstrated to the Trustee;
     (xii) Lien granted or incurred to secure any extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancings, refundings or exchanges), in whole or in part, of or for any Indebtedness secured by Lien referred to in paragraphs (i) through (xi) above (but not paragraph (iv)), provided that such Lien does not extend to any other property, the principal amount of the Indebtedness secured by such Lien is not increased, and in the case of paragraphs (i), (ii), (iii) and (vi), the obligees meet the requirements of such paragraphs and in the case of paragraph (viii), the Indebtedness is incurred in connection with a Project Financing by the Standby Purchaser, any of the Standby Purchaser’s Subsidiaries or any consortium or other venture in which the Standby Purchaser or any Subsidiary have any ownership or other similar interests; and
     (xiii) Lien in respect of Indebtedness the principal amount of which in the aggregate, together with all Liens not otherwise qualifying as the Standby Purchaser’s Permitted Liens pursuant to clauses (i) through (xii) of this definition, does not exceed 15% of the Standby Purchaser’s consolidated total assets (as determined in accordance with U.S. GAAP) at any date as at which the Standby Purchaser’s balance sheet is prepared and published in accordance with applicable Law.
          “Person” means any individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
          “Post Petition Interest” has the meaning specified in Section 15(b).
          “Pre-Pricing Prospectus” means each preliminary prospectus supplement, in the form so furnished to the Underwriters, including the Base Prospectus, and the documents incorporated by reference therein.
          “Process Agent” has the meaning specified in Section 18(c).
          “Project Financing” of any project means the incurrence of Indebtedness relating to the exploration, development, expansion, renovation, upgrade or other modification or construction of such project pursuant to which the providers of such Indebtedness or any trustee or other intermediary on their behalf or beneficiaries designated by any such provider, trustee or other intermediary are granted security over one or more Qualifying Assets relating to such project for repayment of principal, premium and interest or any other amount in respect of such Indebtedness.
          “Prospectus Supplement” has the meaning specified in Section 9(d).
          “Purchase Obligations” has the meaning specified in Section 4.
          “Qualifying Asset” in relation to any Project Financing means:
     (i) any concession, authorization or other legal right granted by any Governmental Authority to the Standby Purchaser or any of the Standby Purchaser’s Subsidiaries, or any consortium or other venture in which the Standby Purchaser or any Subsidiary has any ownership or other similar interest;

     (ii) any drilling or other rig, any drilling or production platform, pipeline, marine vessel, vehicle or other equipment or any refinery, oil or gas field, processing plant, real property (whether leased or owned), right of way or plant or other fixtures or equipment;
     (iii) any revenues or claims which arise from the operation, failure to meet specifications, failure to complete, exploitation, sale, loss or damage to, such concession, authorization or other legal right or such drilling or other rig, drilling or production platform, pipeline, marine vessel, vehicle or other equipment or refinery, oil or gas field, processing plant, real property, right of way, plant or other fixtures or equipment or any contract or agreement relating to any of the foregoing or the Project Financing of any of the foregoing (including insurance policies, credit support arrangements and other similar contracts) or any rights under any performance bond, letter of credit or similar instrument issued in connection therewith;
     (iv) any oil, gas, petrochemical or other hydrocarbon-based products produced or processed by such project, including any receivables or contract rights arising therefrom or relating thereto and any such product (and such receivables or contract rights) produced or processed by other projects, fields or assets to which the lenders providing the Project Financing required, as a condition therefor, recourse as security in addition to that produced or processed by such project; and
     (v) shares or other ownership interest in, and any subordinated debt rights owing to the Standby Purchaser by, a special purpose company formed solely for the development of a project, and whose principal assets and business are constituted by such project and whose liabilities solely relate to such project.
          “Rating Agency” means a Nationally Recognized Statistical Rating Organization as designated by the SEC Division of Market Regulation.
          “Registration Statement” means the registration statement on Form F-3 under the Securities Act, initially dated August 30, 2004 and as amended on September 7, 2004 and further amended on November 8, 2004 and July 15, 2005, filed with the SEC (File No. 333-118644) covering the registration of the Notes under the Securities Act and including the related base prospectus in the form dated July 15, 2005 (the “Base Prospectus”) at the time such registration statement was declared effective by the SEC, as amended to the date hereof (including any post-effective amendment that includes a prospectus or prospectus supplement), together with any documents incorporated by reference therein.
          “Re-Opening Exchange Prospectus” has the meaning specified in Section 9(d).
          “Re-Opening Notes” has the meaning specified in the preamble of this Agreement.
          “Re-Opening Offering Document” has the meaning specified in Section 9(e).
          “SEC” means the United States Securities and Exchange Commission.

          “Securities Act” means the United States Securities Act of 1933, as amended.
          “Standby Purchaser” has the meaning specified in the preamble of this Agreement.
          “Stated Maturity” has the meaning specified in the Indenture.
          “Subordinated Obligations” has the meaning specified in Section 15.
          “Subsidiary” means, as to any Person, a corporation, company, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors (or similar governing body) of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Standby Purchaser.
          “Successor Company” has the meaning specified in Section 10(g)(i)(A).
          “Taxing Jurisdiction” has the meaning specified in Section 8(c).
          “Termination Date” has the meaning specified in Section 7.
          “TIA” means the United States Trust Indenture Act of 1939, as amended.
          “Total Non-Payment Notice” shall have the meaning specified in Section 3(a).
          “Total Non-Payment Amount” shall have the meaning specified in Section 3(a).
          “Total Non-Payment Amount With Interest” has the meaning specified in Section 3(a).
          “Total Non-Payment Due Date” shall have the meaning specified in Section 3(a).
          “Total Non-Payment Overdue Interest” has the meaning specified in Section 3(a).
          “Transaction Documents” means, collectively, the Indenture, the Notes and this Agreement.
          “Trustee” has the meaning specified in the preamble of this Agreement.
          “Underwriters” means Morgan Stanley & Co. Incorporated and UBS Securities LLC, acting as such under the Underwriting Agreement.
          “Underwriting Agreement” has the meaning specified in Section 9(a).

          “United States” or “U.S.” means the United States of America.
          “U.S. GAAP” means generally accepted accounting principles in effect in the United States of America applied on a basis consistent with the principles, methods, procedures and practices set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.
          “Wholly-Owned Subsidiary” means, with respect to any corporate entity, any person of which 100% of the outstanding capital stock (other than qualifying shares, if any) having by the terms thereof ordinary voting power (not dependent on the happening of a contingency) to elect the Board of Directors (or equivalent controlling governing body) of such person is at the time owned or controlled directly or indirectly by such corporate entity, by one or more wholly-owned Subsidiaries of such corporate entity or by such corporate entity and one or more wholly-owned Subsidiaries thereof.
          (b) Construction For all purposes of this Agreement (and for all purposes of any other Transaction Document or any other instrument or agreement that incorporates provisions of this Agreement by reference), except as otherwise expressly provided or unless the context otherwise requires:
     (i) the terms defined in this Section have the meanings assigned to them in this Section, and include the plural as well as the singular;
     (ii) except as otherwise expressly provided herein, (A) all accounting terms used herein shall be interpreted, (B) all financial statements and all certificates and reports as to financial matters required to be delivered to the Trustee hereunder shall be prepared and (C) all calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made in accordance with, or by application of, U.S. GAAP;
     (iii) all references in this Agreement (including the Appendices and Schedules hereto) to designated “Articles”, “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement;
     (iv) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;
     (v) unless the context clearly indicates otherwise, pronouns having a masculine or feminine gender shall be deemed to include the other;
     (vi) unless otherwise expressly specified, any agreement, contract or document defined or referred to herein shall mean such agreement, contract or document as in effect as of the date hereof, as the same may thereafter be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement and the other

Transaction Documents and shall include any agreement, contract, instrument or document in substitution or replacement of any of the foregoing entered into in accordance with the terms of this Agreement and the other Transaction Documents;
     (vii) any reference to any Person shall include its permitted successors and assigns in accordance with the terms of this Agreement and the other Transaction Documents including, in the case of any Governmental Authority, any Person succeeding to its functions and capacities; and
     (viii) unless the context clearly requires otherwise, references to “Law” or to any particular Law shall include Laws or such particular Law as in effect at each, every and any of the times in question, including any amendments, replacements, supplements, extensions, modifications, consolidations, restatements, revisions or reenactments thereto or thereof, and whether or not in effect at the date of this Agreement.
          SECTION 2. Partial Purchase Obligation (a) In the event that, prior to the Stated Maturity of the principal of the Notes, the Issuer shall fail to make any payment on the Notes in respect of interest, principal or other amounts as contemplated in the Indenture and/or the Notes (including, without limitation, any Additional Amounts) on the date any such payment is due under the terms of the Notes and the Indenture (other than in the case of an acceleration thereof in accordance with the Indenture) (such date, the “Partial Non-Payment Due Date”), then in such event (i) the Standby Purchaser shall be obligated to pay immediately to the Trustee, for the benefit of the Noteholders under the Indenture, the amount that the Issuer was required to pay but failed to pay on such date under the terms of the Indenture and the Notes (the “Partial Non-Payment Amount”) and (ii) the Trustee shall provide notice to the Standby Purchaser of the failure of the Issuer to make such payment; provided, however, that the failure to provide such notice shall not in any way excuse the Standby Purchaser from its obligations hereunder. The notice contemplated herein shall be provided in writing in substantially the form of Exhibit A hereto (the “Partial Non-Payment Notice”) and shall be sent by the Trustee to the Standby Purchaser at the address specified for the Standby Purchaser in Section 12 hereof no later than 5:00 p.m. (New York time) on the Partial Non-Payment Due Date. The Partial Non-Payment Notice shall (i) confirm the Partial Non-Payment Amount and the fact that such amount was not paid on the Partial Non-Payment Due Date and (ii) remind the Standby Purchaser that it is obligated to pay the Partial Non-Payment Amount immediately. To the extent that the Standby Purchaser fails to pay the Partial Non-Payment Amount immediately pursuant to this Section 2(a) (whether or not it has received the Partial Non-Payment Notice), the Standby Purchaser shall be obligated hereunder to pay, in addition to the Partial Non-Payment Amount, interest on such amount at the Default Rate from the Partial Non-Payment Due Date to and including the actual date of payment by the Standby Purchaser (the “Partial Non-Payment Overdue Interest” and, together with the Partial Non-Payment Amount, the “Partial Non-Payment Amount With Interest”), which date of payment shall be a Business Day.
          (b) Payment of the Partial Non-Payment Amount With Interest shall be in consideration of the purchase by the Standby Purchaser of the rights of the Noteholders to receive such amount from the Issuer. The Noteholders shall have no right to retain such rights, and, following the purchase and sale provided for in this Section 2, the Notes shall remain outstanding with all amounts due in respect thereof adjusted to reflect the purchase, sale and payment provided for herein. Upon any such payment, the Standby Purchaser shall be subrogated to the Noteholders to the extent of any payment under this Section 2.
          (c) The obligation of the Standby Purchaser to pay the Partial Non-Payment Amount With Interest shall be absolute and unconditional upon failure of the Issuer to make, prior to the Stated Maturity of the principal on the Notes, any payment on the Notes in respect of interest, principal or other amounts as contemplated in the Indenture and/or the Notes (including, without limitation, any Additional Amounts) on the date any such payment is due. All amounts payable by the Standby Purchaser hereunder in respect of any Partial Non-Payment Amount With Interest shall be payable in U.S. dollars and in immediately available funds to the Trustee at the account specified in Section 12 below, or to such other account as may be specified by the Trustee in the applicable Partial Non-Payment Notice. The Standby Purchaser shall not be relieved of its obligations hereunder unless and until the Trustee shall have indefeasibly received all amounts required to be paid by it hereunder (and any related Event of Default under the Indenture has been cured), including payment of the Partial Non-Payment Overdue Interest as provided for herein.
          (d) All payments actually received by the Trustee pursuant to this Section 2 after 1:00 p.m. (New York time) on any Business Day will be deemed, for purposes of this Agreement, to have been received by the Trustee on the next succeeding Business Day.
          SECTION 3. Total Purchase Obligation. (a) In the event that, at the Stated Maturity of the principal on the Notes (or earlier upon any acceleration thereof in accordance with the terms of the Indenture), the Issuer shall fail to make any payment in respect of principal, interest or other amounts due under the Indenture and the Notes on the date any such payment is so due (such date, the “Total Non-Payment Due Date”) then in such event, (i) the Standby Purchaser shall be obligated to pay immediately to the Trustee, for the benefit of the Noteholders under the Indenture, the amount that the Issuer was required to pay but failed to pay on such date under the terms of the Notes and the Indenture (the “Total Non-Payment Amount”) and (ii) the Trustee shall provide notice to the Standby Purchaser of the failure of the Issuer to make such payment, provided, however, that the failure to provide such notice shall not in any way excuse the Standby Purchaser from its obligations hereunder. The notice contemplated herein shall be provided in writing in substantially the form of Exhibit B hereto (the “Total Non-Payment Notice”) sent to the Standby Purchaser at the address specified for the Standby Purchaser in Section 12 hereof no later than 5:00 p.m. (New York time) on the Total Non-Payment Due Date. The Total Non-Payment Notice shall (i) confirm the amount of the Total Non-Payment Amount and the fact that such amount was not paid on the Total Non-Payment Due Date and (ii) remind the Standby Purchaser that it is obligated to pay the Total Non-Payment Amount immediately. To the extent that the Standby Purchaser fails to pay the Total Non-Payment Amount immediately when required pursuant to this Section 3(a) (whether or not it has received the Total Non-Payment Notice), the Standby Purchaser shall be obligated hereunder to pay, in addition to the amounts specified above, interest on such amount at the Default Rate from the Total Non-Payment Due Date to and including the actual date of payment by the Standby Purchaser (the “Total Non-Payment Overdue Interest” and, together with the Total Non-Payment Amount, the “Total Non-Payment Amount With Interest”), which date of payment shall be a Business Day. Notwithstanding anything to the contrary herein, the failure by the Trustee to deliver a Total

Non-Payment Notice as provided herein shall not release the Standby Purchaser of its obligations to pay the Total Non-Payment Amount With Interest in the manner set forth in this Section 3(a).
          (b) Payment of the Total Non-Payment Amount With Interest by the Standby Purchaser shall be in consideration of the purchase by the Standby Purchaser of the rights of the Noteholders to receive such amount from the Issuer. The Noteholders shall have no right to retain such rights, and, following the purchase and sale provided for in this Section 3, the Standby Purchaser shall be subrogated to the Noteholders to the extent of any payment under this Section 3.
          (c) The obligation of the Standby Purchaser to pay the Total Non-Payment Amount With Interest shall be absolute and unconditional upon failure of the Issuer to make, at the Stated Maturity of the principal of the Notes (or earlier upon any acceleration thereof in accordance with the terms of the Indenture), any payment in respect of principal, interest or other amounts due under the Indenture and the Notes on the date any such payment is due. All amounts payable by the Standby Purchaser hereunder in respect of any Total Non-Payment Amount With Interest shall be payable in U.S. dollars and in immediately available funds to the Trustee at the account specified in Section 12 below, or to such other account as may be specified by the Trustee in the applicable Total Non-Payment Notice. The Standby Purchaser shall not be relieved of its obligations hereunder unless and until the Trustee shall have received all amounts required to be paid by it hereunder (and any related Event of Default under the Indenture has been cured), including payment of the Total Non-Payment Overdue Interest.
          (d) All payments actually received by the Trustee pursuant to this Section 3 after 1:00 p.m. (New York time) on any Business Day will be deemed, for purposes of this Agreement, to have been received by the Trustee on the next succeeding Business Day.
          SECTION 4. Obligations Absolute The Standby Purchaser’s obligation to pay one or more Partial Non-Payment Amounts With Interest or the Total Non-Payment Amount With Interest (collectively, the “Purchase Obligations”) are absolute and unconditional regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Noteholder under its Notes or the Indenture. The Purchase Obligations and the other obligations of the Standby Purchaser under or in respect of this Agreement are independent of any obligations of the Issuer, the Issuer’s Subsidiaries or the Standby Purchaser’s Subsidiaries under or in respect of the Indenture and the Notes or any other document or agreement, and a separate action or actions may be brought and prosecuted against the Standby Purchaser to enforce this Agreement, irrespective of whether any action is brought against the Issuer or whether the Issuer is joined in any such action or actions. The liability of the Standby Purchaser under this Agreement shall be irrevocable, absolute and unconditional irrespective of, and the Standby Purchaser hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:
     (a) any lack of validity or enforceability of any of the Transaction Documents;
     (b) any provision of applicable Law or regulation purporting to prohibit the payment by the Standby Purchaser of any amount payable by it under this Agreement;

     (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Purchase Obligations or any other obligations of any other person or entity under or in respect of the Transaction Documents, or any other amendment or waiver of or any consent to departure from any Transaction Document, including, without limitation, any increase in the obligations of the Issuer under the Indenture and the Notes as a result of further issuances, any rescheduling of the Issuer’s obligations under the Notes or the Indenture or otherwise;
     (d) any taking, release or amendment or waiver of, or consent to departure from, any other guaranty or agreement similar in function to this Agreement, for all or any of the obligations of the Issuer under the Indenture or the Notes;
     (e) any manner of sale or other disposition of any assets of any Noteholder;
     (f) any change, restructuring or termination of the corporate structure or existence of the Issuer or the Standby Purchaser or any Subsidiary thereof or any change in the name, purposes, business, capital stock (including ownership thereof) or constitutive documents of the Issuer or the Standby Purchaser;
     (g) any failure of the Trustee to disclose to the Standby Purchaser any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Issuer or any of its Subsidiaries (the Standby Purchaser hereby waiving any duty on the part of the Trustee or any Noteholders to disclose such information);
     (h) the failure of any other person or entity to execute or deliver any other Guarantee or agreement or the release or reduction of liability of any other guarantor or surety with respect to the Indenture;
     (i) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Trustee or any Noteholder that might otherwise constitute a defense available to, or a discharge of, the Issuer or the Standby Purchaser or any other party; or
     (j) any claim of set-off or other right which the Standby Purchaser may have at any time against the Issuer or the Trustee, whether in connection with this transaction or with any unrelated transaction.
          This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Purchase Obligations is rescinded or must otherwise be returned by any Noteholder or any other person or entity upon the insolvency, bankruptcy or reorganization of the Issuer or the Standby Purchaser or otherwise, all as though such payment had not been made.
          SECTION 5. Independent Obligation The obligations of the Standby Purchaser hereunder are independent of the Issuer’s obligations under the Notes and the Indenture. The Trustee, on behalf of the Noteholders, may neglect or forbear to enforce payment under the

Indenture and the Notes, without in any way affecting or impairing the liability of the Standby Purchaser hereunder. The Trustee shall not be obligated to exhaust recourse or remedies against the Issuer to recover payments required to be made under the Indenture nor take any other action against the Issuer or, under any agreement, purchase any security which the Trustee may hold before being entitled to payment from the Standby Purchaser of all amounts contemplated in Sections 2 and 3 hereof owed hereunder or proceed against or have resort to any balance of any deposit account or credit on the books of the Trustee in favor of the Issuer or in favor of the Standby Purchaser. Without limiting the generality of the foregoing, the Trustee shall have the right to bring a suit directly against the Standby Purchaser, either prior or subsequent to or concurrently with any lawsuit against, or without bringing suit against, the Issuer.
          SECTION 6. Waivers and Acknowledgments (a) The Standby Purchaser hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Purchase Obligations and this Agreement and any requirement that the Trustee, on behalf of the Noteholders, protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Issuer or any other Person.
          (b) The Standby Purchaser hereby unconditionally and irrevocably waives any right to revoke this Agreement and acknowledges that this Agreement is continuing in nature and applies to its Purchase Obligations, whether the same are existing now or in the future.
          (c) The Standby Purchaser hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Noteholder or the Trustee on behalf of the Noteholders that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Standby Purchaser or other rights of the Standby Purchaser to proceed against the Issuer or any other person or entity and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Purchase Obligations of the Standby Purchaser hereunder.
          (d) The Standby Purchaser hereby unconditionally and irrevocably waives any duty on the part of the Trustee or any Noteholder to disclose to the Standby Purchaser any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Issuer now or hereafter known by the Trustee or any Noteholder, as applicable.
          (e) The Standby Purchaser acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Transaction Documents and that the waivers set forth in this Section 6 are knowingly made in contemplation of such benefits.
          SECTION 7. Claims Against the Issuer The Standby Purchaser hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Issuer or any other guarantor that arise from the existence, payment, performance or enforcement of the Standby Purchaser’s Purchase Obligations under or in respect of this Agreement or any other Transaction Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to enforce any rights to payments in respect of the Partial Non-Payment Amount With Interest and/or the Total Non-Payment Amount With Interest purchased by the Standby Purchaser from the Noteholders as provided hereunder, or to participate in any claim or remedy of the Trustee, on behalf of the Noteholders, against the Issuer or any other person, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer or any other person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Purchase Obligations and all other amounts payable under this Agreement shall have been paid in full in cash. If any amount shall be paid to the Standby Purchaser in violation of the immediately preceding sentence at any time prior to the later of (a) the payment in full in cash of the Purchase Obligations and all other amounts payable under this Agreement and (b) the date on which all of the obligations of the Issuer under the Indenture and the Notes have been discharged in full (the later of such dates being the “Termination Date”), such amount shall be received and held by the Trustee in trust for the benefit of the Noteholders, shall be segregated from other property and funds of the Standby Purchaser and shall forthwith be paid or delivered to the Trustee in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Purchase Obligations and all other amounts payable under this Agreement, whether matured or unmatured, in accordance with the terms of the Indenture. If (i) the Standby Purchaser shall make payment to any Noteholder or the Trustee, on behalf of the Noteholders, of all or any part of the Purchase Obligations, (ii) all of the Purchase Obligations and all other amounts payable under this Agreement shall have been paid in full in cash and (iii) the Termination Date shall have occurred, then the Trustee, on behalf of the Noteholders, will, at the Standby Purchaser’s request and expense, execute and deliver to the Standby Purchaser appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Standby Purchaser of an interest in the Purchase Obligations resulting from such payment made by the Standby Purchaser pursuant to this Agreement.
          SECTION 8. Payments Free and Clear of Taxes, Etc. (a) Any and all payments by or on account of any obligation of the Standby Purchaser hereunder or under any other Transaction Document shall be made free and clear of and without deduction for any Indemnified Taxes; provided that if the Standby Purchaser shall be required to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional amounts payable under this Section), the Trustee, on behalf of the Noteholders, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Standby Purchaser shall make such deductions and (iii) the Standby Purchaser shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.
          (b) Payment of Other Taxes by the Standby Purchaser. In addition, the Standby Purchaser shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law. The Standby Purchaser shall indemnify and make whole the Noteholders for any such Other Taxes payable by the Standby Purchaser under this paragraph paid by such Noteholders.

          (c) Notwithstanding anything to the contrary in Section 8(a) of this Agreement, the Standby Purchaser will not be obligated to pay any Indemnified Taxes imposed with respect to the Notes due to (i) the Noteholder or Trustee having a connection with the jurisdiction imposing the Indemnified Taxes (hereinafter, the “Taxing Jurisdiction”) other than from merely holding the Notes or receiving principal or interest payments on the Notes (such as citizenship, nationality, residence, domicile, or existence of a business, a permanent establishment, a dependent agent, a place of business or a place of management present or deemed present within the Taxing Jurisdiction), (ii) any tax imposed on, or measured by, net income, (iii) the Noteholder or Trustee failing to comply with any certification, identification or other reporting requirements concerning its nationality, residence, identity or connection with the Taxing Jurisdiction, if (x) such compliance is required by applicable Law, regulation, administrative practice or treaty as a precondition to exemption from all or a part of the Indemnified Taxes, (y) the Noteholder or Trustee is able to comply with such requirements without undue hardship and (z) at least 30 calendar days prior to the first Payment Date with respect to which such requirements under the applicable Law, regulation, administrative practice or treaty shall apply, the Standby Purchaser has notified all the Noteholders or the Trustee that they will be required to comply with such requirements, (iv) the Noteholder or Trustee failing to present (where presentation is required) its Note within 30 calendar days after the Standby Purchaser has made available to the Noteholder or Trustee a payment under this Agreement; provided that the Standby Purchaser will pay Indemnified Taxes which a Noteholder or Trustee would have been entitled to under such Note had it been presented on any day (including the last day) within such 30 day period, (v) any estate, inheritance, gift, value added, use or sales taxes or any similar taxes, assessments or other governmental charges, (vi) such Indemnified Taxes being imposed on a payment on the Notes to an individual and are required to be made pursuant to European Union Council Directive 2003/48/EC implementing the conclusions of the Economic and Financial Council of Ministers of the member states of the European Union (ECONFIN) Council meeting of November 26–27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, any such Directive, (vii) such Note being presented for payment by or on behalf of a Noteholder or Trustee who would have been able to avoid such withholding or deduction by requesting that a payment on the Notes be made by, or presenting the relevant Notes for payment to another paying agent located in a member state of the European Union, or (viii) the payment of any obligation of the Standby Purchaser to the Noteholder or Trustee who would have been able to cause the avoidance of the Indemnified Taxes by taking reasonable measures available to the Noteholder or Trustee.
          The Standby Purchaser shall, while European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN council meeting of November 26–27, 2000 is in force, ensure that it maintains a paying agent hereunder in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to such Directive.
          (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Standby Purchaser to a Governmental Authority, the Standby Purchaser shall deliver to the Trustee the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Trustee.

          SECTION 9. Representations and Warranties The Standby Purchaser makes the following representations and warranties to the Trustee, on behalf of the Noteholders, all of which shall survive the execution and delivery of this Agreement:
          (a) The Companies and the transactions contemplated in the Underwriting Agreement dated as of September 29, 2006 among the Standby Purchaser, the Issuer and the Underwriters (the “Underwriting Agreement”) in connection with the offer and sale of the Original Notes meet the requirements set forth in Form F-3 under the Securities Act for use of the Registration Statement in connection with the offering of the Original Notes that are the subject of this Agreement.
          (b) The Companies and the transactions contemplated in the Dealer Manager Agreement dated as of January 4, 2007 among the Standby Purchaser and the Dealer Managers (the “Dealer Manager Agreement”) in connection with Re-Opening Notes meet the requirements set forth in Form F-4 under the Securities Act for use of the Exchange Registration Statement in connection with the offering of the Re-Opening Notes that are the subject of this Agreement.
          (c) The Standby Purchaser and the Issuer have filed the Registration Statement and the Exchange Registration Statement with the SEC, each of the Registration Statement and the Exchange Registration Statement has been declared effective under the Securities Act, no stop order suspending the use of any Base Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Final Offering Document, the Exchange Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement or the Exchange Registration Statement has been issued, and no proceedings for such purposes have been instituted or, to the best of the Companies’ knowledge, threatened by the SEC.
          (d) The Standby Purchaser and the Issuer filed with the SEC on October 2, 2006 pursuant to Rule 424(b) under the Securities Act a final form of supplement to the Base Prospectus (the “Prospectus Supplement”) dated September 29, 2006 relating to the Original Notes and the distribution thereof. The Base Prospectus as supplemented by the Prospectus Supplement in the form in which it was filed with the SEC pursuant to Rule 424(b), together with any documents incorporated by reference therein, is herein referred to as the “Final Offering Document”.
          (e) The Standby Purchaser and the Issuer have filed with the SEC on January 4, 2007 pursuant to Rule 424(b) under the Securities Act a final form of supplement to the Exchange Prospectus (the “Exchange Prospectus”) dated January 4, 2007, relating to the Re-Opening Notes. The Exchange Prospectus in the form in which it was filed with the SEC pursuant to Rule 424(b), together with any documents incorporated by reference therein, is herein referred to as the “Re-Opening Offering Document.”
          (f) Each of the Companies has filed all the documents required to be filed by it with the SEC pursuant to the Exchange Act, including but not limited to the annual reports on Form 20-F for the year ended December 31, 2005 and Forms 6-K in connection with their respective financial statements for the three months ended March 31, 2006, for the six months ended June 30, 2006 and for the nine months ended September 30, 2006. Each document filed or to be filed by the Companies under the Exchange Act complied and will comply when so filed in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the SEC and the documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Exchange Registration Statement, the Final Offering Document and the Re-Opening Offering Document, at the time they were or hereafter are filed with the SEC, complied and will comply in all material respects with the requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder.
          (g) The Original Indenture, Amended and Restated Fifth Supplemental Indenture and this Agreement have been qualified under the TIA, and all filings and other actions required under the TIA to permit the use of the Indenture, the issuance of the Notes thereunder and the execution by the Standby Purchaser and the Trustee of this Agreement have been made and taken prior to the date hereof.
          (h) Prior to the termination of the offering of the Notes, neither the Standby Purchaser nor the Issuer has filed any amendment to the Registration Statement or the Exchange Registration Statement or supplement to the Final Offering Document or to the Re-Opening Offering Document which shall not have previously been furnished to the Underwriters and the Dealer Managers or of which the Underwriters and the Dealer Managers shall not previously have been advised or to which the Underwriters or the Dealer Managers shall have reasonably objected in writing.
          (i) Each of the Registration Statement, as amended, as of the time it became effective under the Securities Act, and the Final Offering Document as amended or supplemented as of the date thereof and as of the Original Closing Date, contained all disclosures required under applicable laws, including the Securities Act and the rules and regulations thereunder. Each of the Exchange Registration Statement, as amended, as of the time it became effective under the Securities Act, and the Re-Opening Offering Document as amended or supplemented as of the date hereof, contains all disclosures required under applicable laws, including the Securities Act and the rules and regulations thereunder. Neither (i) the Registration Statement, as amended, as of the time it became effective under the Securities Act nor (ii) the Final Offering Document as amended or supplemented as of the Original Closing Date, contains or will contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither (i) the Exchange Registration Statement, as amended, as of the time it became effective under the Securities Act, nor (ii) the Re-Opening Offering Document as amended and supplemented as of the date hereof, contains or will contain any untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Standby Purchaser does not make any representation or warranty as to the information contained in or omitted from (i) the Registration Statement or the Final Offering Document in reliance upon and in conformity with information furnished in writing to the Standby Purchaser and the Issuer by any Underwriter, specifically for inclusion therein, which shall consist solely of the first and sixth paragraphs under the captions “Plan of Distribution” in the Prospectus Supplement and the first and sixth paragraphs under the captions “Plan of Distribution” in the Final Offering Document and (ii) the Exchange Registration Statement or the Re-Opening Offering Document in reliance upon and in conformity with information furnished in writing to the Standby Purchaser and the Issuer by any Dealer Manager, specifically for

inclusion therein, which shall consist solely of the [      ] paragraphs under the captions “[      ]” in the Re-Opening Offering Document.
          (j) Neither the Issuer nor the Standby Purchaser is an “investment company” or a company “controlled by” an “investment company” as such terms are defined in the United States Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder. After giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Registration Statement, the Final Offering Document, the Exchange Registration Statement and the Re-Opening Offering Document neither the Issuer nor the Standby Purchaser will be an “investment company” or a company “controlled by” an “investment company” as such terms are defined in the United States Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder.
          (k) Neither the Standby Purchaser, nor any of its Affiliates, nor any person acting on their behalf (other than the Underwriters as to which the Standby Purchaser makes no representation or warranty), has paid or agreed to pay to any person any compensation for soliciting another to purchase (i) the Notes or (ii) any other securities of the Standby Purchaser or the Issuer within the last 90 days, except in the case of either (i) or (ii) as contemplated by the Underwriting Agreement.
          (l) Neither the Standby Purchaser, nor any of its Affiliates, nor any person acting on their behalf (other than the Underwriters as to which the Standby Purchaser makes no representation or warranty), has, directly or indirectly, taken any action designed to cause or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Standby Purchaser or the Issuer to facilitate the initial sale or resale of the Notes under the Exchange Act, or otherwise.
          (m) The Standby Purchaser has been duly organized and is validly existing as a sociedade de economia mista (mixed-capital company) in good standing (to the extent that good standing is applicable under applicable Law) under the Laws of Brazil. Each of the Standby Purchaser’s Significant Subsidiaries (as defined in Rule 12b-2 under the Exchange Act) has been duly incorporated and is validly existing as a corporation in good standing (to the extent required by law) under the Laws of the jurisdiction in which it is chartered or organized. Each of the Standby Purchaser and its Significant Subsidiaries is licensed (if and to the extent required by law) and has the full corporate power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the Registration Statement, the Exchange Registration Statement, the Final Offering Document and the Re-Opening Offering Document, and to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is a party, and is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction which requires such qualification, except, in the case of its Significant Subsidiaries other than the Issuer, where the failure to be so qualified will not have a Material Adverse Effect. The Standby Purchaser owns, directly or indirectly, all of the outstanding equity interests of the Issuer and its other Significant Subsidiaries.
          (n) All the outstanding shares of capital stock, if any, of each Subsidiary of the Standby Purchaser have been duly and validly authorized and issued and are fully paid and non-

assessable except, in the case of the Subsidiaries (other than the Issuer), as would not have a Material Adverse Effect, and all outstanding shares of capital stock of the Subsidiaries are owned by the Companies, as the case may be, either directly or through wholly owned Subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.
          (o) The Standby Purchaser’s capitalization as of the Original Closing Date is as set forth in the Final Offering Document. The Standby Purchaser’s capitalization as of the Closing Date is as set forth in the Re-Opening Offering Document.
          (p) There have been no material changes with respect to the matters disclosed in “Item 11. Qualitative and Quantitative Disclosure About Market Risk” in the Form 20-F of the Standby Purchaser for the year ended December 31, 2005, except as otherwise specified in the Final Offering Document and the Re-Opening Offering Document.
          (q) This Agreement has been duly authorized, executed and delivered by the Standby Purchaser; each of this Agreement, the Amended and Restated Fifth Supplemental Indenture and each other document executed and delivered in connection therewith to which the Standby Purchaser is party has been duly authorized and, assuming due authorization, execution and delivery thereof by each other party to those Transaction Documents (other than the Standby Purchaser), when executed and delivered by the Standby Purchaser, will constitute a legal, valid and binding agreement of the Standby Purchaser, enforceable against the Standby Purchaser in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); and the descriptions of the Transaction Documents in the Registration Statement, the Exchange Registration Statement, the Pre-Pricing Prospectus, the Final Offering Document and the Re-Opening Offering Document fairly summarize the rights and obligations of the parties thereto.
          (r) The Notes have been duly authorized, and, when issued under the Indenture, authenticated by the Trustee and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will have been duly executed, issued and delivered and will constitute legal, valid and binding obligations of the Issuer, enforceable in accordance with their terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, or other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity and will be entitled to the benefits provided by the Indenture as described in the Registration Statement, the Exchange Registration Statement, the Pre-Pricing Prospectus, the Final Offering Document and the Re-Opening Offering Document.
          (s) The Notes will constitute the general unsecured and unsubordinated obligations of the Issuer and will rank pari passu in priority of payment and in right of seniority with all other unsecured and unsubordinated obligations of the Issuer that are not, by their terms, expressly subordinated in right of payment to the Notes, except for statutory liens and preferences. The obligations of the Standby Purchaser under this Agreement will constitute the general unsecured and unsubordinated obligations of the Standby Purchaser and will rank pari passu in priority of payment and in right of seniority with all other unsecured and unsubordinated obligations of the Standby Purchaser that are not, by their terms, expressly subordinated in right of payment to the rights of the Trustee, except for statutory liens and preferences.
          (t) No consent, approval, authorization, filing with or order of any Governmental Authority is required for (i) the valid authorization, issuance, sale and delivery of the Notes or (ii) the execution, delivery or performance by the Issuer and the Standby Purchaser of any of their respective obligations under any of the Transaction Documents in the manner contemplated in the Registration Statement, the Exchange Registration Statement, the Pre-Pricing Prospectus, the Final Offering Document and the Re-Opening Offering Document including, without limitation, making any of the applicable payments required to be made after the date hereof under or in respect of any of the Transaction Documents, except for (i) the filing of the Prospectus Supplement and the Re-Opening Exchange Prospectus, in each case, pursuant to Rule 424(b) under the Securities Act, which has been effected prior to the date hereof, (ii) such consents as may be required under state or foreign securities or blue sky laws and (iii) such filings or consents as may be required by the by-laws and rules of the National Association of Securities Dealers, Inc. or NASD Regulation, Inc. in connection with the use of the Base Prospectus for issuances of securities by the Standby Purchaser and the Issuer and the purchase and distribution of the Notes by the Underwriters and the confirmation by the National Association of Securities Dealers, Inc. that it has no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements, each of which has, to the best of the Companies’ knowledge been obtained and is in full force and effect.
          (u) Neither of the Issuer nor the Standby Purchaser is currently in violation of its charter, by-laws or comparable organizational documents; neither the issuance and sale of the Notes, the execution and delivery of any of the Transaction Documents nor the consummation of any of the transactions described or contemplated therein, nor the fulfillment of the terms thereof will conflict with, or give rise to any right to accelerate the maturity or require the prepayment, repurchase or redemption of any indebtedness under, or result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Companies or any of their Material Subsidiaries pursuant to, (i) the charter, by-laws or comparable organizational documents of either of the Issuer or the Standby Purchaser or any of their Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Issuer or the Standby Purchaser or any of their Subsidiaries is a party or is bound or to which any of their property or assets is subject or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Issuer or the Standby Purchaser or any of their Subsidiaries, except in the case of clauses (ii) or (iii) such as could not reasonably be expected to have a Material Adverse Effect.
          (v) The consolidated historical financial statements of the Issuer and the Standby Purchaser and their consolidated Subsidiaries included in the Final Offering Document and the Re-Opening Offering Document, together with the related notes, have been prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein) and present fairly in all material respects the financial condition, results of operations and cash flows of the Issuer and the Standby Purchaser as of the dates and for the periods indicated; the summary financial information set forth under the captions “Summary Financial Information for PIFCo,” and “Summary Financial Information for

Petrobras” in the Pre-Pricing Prospectus, the Final Offering Document and the Re-Opening Offering Document fairly present, on the basis stated in the Pre-Pricing Prospectus, the Final Offering Document and the Re-Opening Offering Document, the information included therein. Except as disclosed in the Pre-Pricing Prospectus, the Final Offering Document and the Re-Opening Offering Document, there has been no material adverse change in the condition (financial or otherwise) prospects, earnings, business, or properties of either of the Issuer or the Standby Purchaser and their consolidated Subsidiaries, taken as a whole, since December 31, 2005. The segment data and other financial and statistical information incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus, the Final Offering Document and the Re-Opening Offering Document present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements that are incorporated by reference in the Registration Statement, the Exchange Registration Statement, the Pre-Pricing Prospectus, the Final Offering Document and the Re-Opening Offering Document, and the books and records of the respective entities presented therein.
          (w) There are no pro forma or consolidated financial statements or other financial statements or data which are required to be included or incorporated by reference in the Registration Statement, the Exchange Registration Statement, the Pre-Pricing Prospectus, the Final Offering Document or the Re-Opening Offering Document in accordance with Regulation S-X under the Securities Act which have not been included as so required.
          (x) The statistical, industry-related and market-related data included in the Pre-Pricing Prospectus and the Final Offering Document or the Re-Opening Offering Document are based on or derived from sources which the Standby Purchaser and the Issuer reasonably and in good faith believe are reliable and accurate, and such data agree with the sources from which they are derived.
          (y) Except as set forth or contemplated in the Pre-Pricing Prospectus, the Final Offering Document and the Re-Opening Offering Document, neither of the Issuer or the Standby Purchaser has entered into any transaction or agreement (whether or not in the ordinary course of business) material to either of the Issuer or the Standby Purchaser individually or the Issuer and the Standby Purchaser taken as a whole with their consolidated Subsidiaries.
          (z) No action, suit or proceeding by or before any Governmental Authority involving the Issuer or the Standby Purchaser or any of their Subsidiaries or their property or assets is pending or, to the best knowledge of the Standby Purchaser, threatened, involving or in any way relating to (i) this Agreement, any of the other Transaction Documents or the transactions contemplated herein or therein or (ii) any other matter that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Pre-Pricing Prospectus, the Final Offering Document and the Re-Opening Offering Document. Neither the Issuer, the Standby Purchaser nor any of their Subsidiaries is in violation of or in default with respect to any applicable statute (including, without limitation, any applicable provision of the Sarbanes-Oxley Act, including any rules and regulations thereunder or related thereto), rule, writ, injunction, decree, order or regulation of any Governmental Authority having jurisdiction over such Person which is reasonably likely to have a Material Adverse Effect.

          (aa) Each of the Issuer and the Standby Purchaser and each of their respective Subsidiaries has good and marketable title to all of their properties and assets and owns or leases all such properties and assets as are both described in the Pre-Pricing Prospectus, the Final Offering Document and the Re-Opening Offering Document, and necessary to the conduct of its operations as presently conducted free and clear of any liens, charges, security interests or other encumbrances except such as (i) do not materially interfere with the intended use thereof and (ii) could not reasonably be expected to have a Material Adverse Effect. All leases and subleases material to the business of each of the Companies under which either of the Issuer and the Standby Purchaser holds properties, as described in the Pre-Pricing Prospectus, the Final Offering Document and the Re-Opening Offering Document are in full force and effect; and neither the Standby Purchaser nor the Issuer has had any notice that any material claim of any sort has been asserted by anyone adverse to the Standby Purchaser’s or the Issuer’s rights under any leases or subleases mentioned above, or affecting or questioning the rights thereof to the continued possession of the leased or subleased premises under any such lease or sublease, except as would not result in a Material Adverse Effect.
          (bb) Each of KPMG Auditores Independentes and Ernst & Young Auditores Independentes (who have certified the financial statements of the Issuer and the Standby Purchaser and supporting schedules and information of Standby Purchaser and the Issuer and their consolidated Subsidiaries and delivered their report with respect to the audited and unaudited consolidated financial statements and other financial information included in the Final Offering Document and in the Re-Opening Offering Document relating to the Issuer and the Standby Purchaser and their consolidated Subsidiaries) are independent public accountants within the meaning of the Code of Professional Conduct of the American Institute of Certified Public Accountants and the applicable requirements of Regulation S-X under the Securities Act and the Exchange Act and are certified public accountants with respect to the Standby Purchaser and the Issuer under the standards established by the local authorities in the Cayman Islands and Brazil.
          (cc) Each of the Issuer and the Standby Purchaser and their respective Subsidiaries has filed or caused to be filed all tax returns which to the knowledge of the Issuer and the Standby Purchaser are required to be filed, and has paid all taxes shown to be due and payable on said returns or on any assessments made against such person or any of its respective properties and all other taxes, assessments, fees or other charges imposed on such person or any of its respective properties by, any Governmental Authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with generally accepted accounting principles have been provided on the books of such person); and no material tax liens or material liens with respect to any assessments, fees or other charges have been filed and, to the knowledge of such person, no material claims are being asserted with respect to any such taxes, assessments, fees or other charges.
          (dd) The Issuer and the Standby Purchaser and each of their respective Subsidiaries are insured by insurers that the Issuer and the Standby Purchaser reasonably believe to be financially sound against such losses and risks and in such amounts as are prudent and customary in the businesses and in the geographical regions in which they are engaged except when the failure to do so would not have a Material Adverse Effect; and neither of the Issuer or the Standby Purchaser nor any Subsidiary thereof has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.
          (ee) No Subsidiary of the Issuer or the Standby Purchaser is currently prohibited, directly or indirectly, from paying any dividends to either of the Issuer or the Standby Purchaser, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Issuer or the Standby Purchaser any loans or advances to such Subsidiary from the Issuer or the Standby Purchaser or from transferring any of such Subsidiary’s property or assets to the Issuer or the Standby Purchaser or any other Subsidiary of the Issuer or the Standby Purchaser.
          (ff) The Issuer and the Standby Purchaser and their Subsidiaries possess all material licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither of the Issuer and the Standby Purchaser nor any of their Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect.
          (gg) To ensure the legality, validity, enforceability or admissibility into evidence of any of the Transaction Documents, it is not necessary that any such other document be filed or recorded with any court or other authority in Brazil or the Cayman Islands (other than such authorizations or filings that have already been obtained or made, as applicable), or that any stamp or similar tax be paid in either Brazil or the Cayman Islands on or in respect of any such document, except as provided in the Registration Statement, the Exchange Registration Statement, the Pre-Pricing Prospectus, the Final Offering Document and the Re-Opening Offering Document. It is not necessary under the laws of Brazil or the Cayman Islands that any of the holders of the Notes, be licensed, qualified or entitled to carry on business in either Brazil or the Cayman Islands by reason of the execution, delivery, performance or enforcement of any of the Transaction Documents.
          (hh) The Issuer and the Standby Purchaser and each of their respective Subsidiaries each maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          (ii) The Issuer and the Standby Purchaser and their respective Subsidiaries (i) are in compliance with any and all applicable Environmental Laws, (ii) have received and are in compliance with all permits, licenses or other approvals required of them under the applicable Environmental Laws to conduct their respective businesses and (iii) except as described in the Registration Statement, the Exchange Registration Statement, the Pre-Pricing Prospectus, the Final Offering Document and the Re-Opening Offering Document, have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clauses (i), (ii) and (iii) above where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in the Registration Statement, the Pre-Pricing Prospectus, the Final Offering Document and the Re-Opening Offering Document, neither of the Issuer and the Standby Purchaser nor any of their Subsidiaries has been named as a “potentially responsible party” under the United States Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, nor has the Issuer or any such Subsidiary been identified as the party responsible or potentially responsible for any breach or violation of any other similar Environmental Law.
          (jj) In the ordinary course of its business, the Issuer and the Standby Purchaser periodically review the effect of Environmental Laws on the business, operations and properties of the Issuer and the Standby Purchaser and their Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Issuer and the Standby Purchaser have reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.
          (kk) The information set forth in the Registration Statement, the Exchange Registration Statement, the Pre-Pricing Prospectus, the Final Offering Document and the Re-Opening Offering Document relating to oil and gas reserves, oil and gas wells and any other oil and gas related information required to be disclosed in such Registration Statement, the Exchange Registration Statement, Pre-Pricing Prospectus, the Final Offering Document and the Re-Opening Offering Document, has been prepared by the Issuer and the Standby Purchaser in all material respects on the basis disclosed in the Registration Statement, the Pre-Pricing Prospectus, the Final Offering Document and the Re-Opening Offering Document, and conforms in all material respects to the requirements of the Securities Act and the Exchange Act, as the case may be.
          (ll) The indemnification and contribution provisions set forth in Section 14 hereof do not contravene Brazilian or Cayman Islands law or public policy.
          (mm) The Issuer and the Standby Purchaser are subject to civil and commercial law in respect of their obligations hereunder and the Issuer and the Standby Purchaser are not, nor are any of their properties, assets or revenues subject to any right of immunity under Cayman Islands, Brazilian or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, Brazilian, New York or United States federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to its obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Issuer and the Standby Purchaser or any of their properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated hereby, may at any time be commenced, the Companies have waived or will waive such right to the extent permitted by law and have consented to such relief and enforcement as provided herein.
          (nn) The submission of the Issuer and the Standby Purchaser to the non-exclusive jurisdiction of the courts of the Supreme Court of the State of New York, County of New York, and the United States District Court for the Southern District of New York (each, a “New York court”) in Section 18 hereof, in the case of the Standby Purchaser, and, as applicable, under each of the Transaction Documents is legal, valid and binding under the laws of Brazil and the Cayman Islands; the appointment of the Standby Purchaser’s New York Branch located at 570 Lexington Avenue, 43rd Floor, New York, New York 10022 as its authorized agent for the purpose described in Section 18 below and under each of the other Transaction Documents is legal, valid and binding under the laws of Brazil and the Cayman Islands; and the choice of law provision set forth in Section 18 below and in each Transaction Document is legal, valid and binding under the laws of Brazil and the Cayman Islands. Any final judgment of a New York court in respect of any amount payable by the Issuer and the Standby Purchaser under any Transaction Document and which conforms with Brazilian or Cayman Island, as applicable, law, rule, regulation or public policy and with the provisions for enforcement of foreign judgments set forth in the Final Memorandum be enforceable in the courts of Brazil and the Cayman Islands without reexamination of the merits.
          (oo) Any final judgment for a fixed or readily calculable sum of money rendered by any court of the State of New York or of the United States located in the State of New York having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Issuer and the Standby Purchaser based upon this Agreement would be declared enforceable against the Issuer and the Standby Purchaser by the courts of the Cayman Islands or Brazil, as applicable, without re-examination, review of the merits of the cause of action in respect of which the original judgment was given or relitigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty, as provided in the provisions for enforcement of foreign judgments set forth in the Final Offering Document and the Re-Opening Offering Document.
          (pp) No part of the proceeds of the sale of the Notes will be used for any purpose that violates the provisions of any of Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
          (qq) Both presently and immediately after giving effect to the transactions contemplated hereunder, in the Final Offering Document and in the Re-Opening Offering Document, each of the Issuer and the Standby Purchaser (i) is and will be able to pay its debts as they become due and (ii) is not insolvent as defined under applicable Brazilian bankruptcy, insolvency or similar law or Cayman Islands bankruptcy, insolvency or similar law.
          (rr) None of the Noteholders, the Underwriters or the Trustee will be deemed resident, domiciled, carrying on business or subject to taxation in Brazil or the Cayman Islands solely by the execution, delivery, performance or enforcement of any of the Transaction

Documents or by virtue of the ownership or transfer of a Note or the receipt of payment thereon assuming that none of such persons is a resident of Brazil or the Cayman Islands or has a permanent establishment or a fixed base in Brazil or the Cayman Islands.
          (ss) No Default or Event of Default (as defined in the Indenture) has occurred and is continuing.
          (tt) There are no Cayman Islands taxes on or by virtue of the execution or delivery of this Agreement, the Indenture, the Notes or any of the other Transaction Documents or any other document to be furnished hereunder or thereunder. Payments to be made by the Issuer and the Standby Purchaser or any other party to any of the Transaction Documents pursuant to the Transaction Documents will not be subject to Cayman Islands taxes. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of any of the Transaction Documents or the consummation of any of the other transactions described therein or the issuance and sale by the Issuer of the Notes.
          (uu) There is no tax, levy, impost, deduction, charge or withholding imposed, levied or made by or in Brazil or any political subdivision or taxing authority thereof or therein either (i) on or by virtue of the execution or delivery of this Agreement or any of the other Transaction Documents or (ii) on any payment to be made by the Standby Purchaser to the Trustee (to the extent that such payments are for the benefit of non-residents of Brazil)or the holders (that are non-residents of Brazil) of the Notes pursuant to this Agreement, except with respect to any payment of interest, fees or other income made to a party hereto or thereto outside of Brazil from funds of the Standby Purchaser in Brazil each of which currently would be subject to a withholding tax which, as of the date hereof, is levied at the rate of 15%, 25% if the beneficiary is domiciled in a tax haven jurisdiction or such other lower rate, as it may be contemplated in a bilateral treaty aimed at avoiding double taxation between Brazil and such other country where the recipient of the payment has its domicile. The Standby Purchaser is permitted to make all payments pursuant to this Agreement free and clear of all taxes, levies, imposts, deductions, charges or withholdings imposed, levied or made by or in Brazil or any political subdivision or taxing authority thereof or therein, and no such payment in the hands of the Trustee (to the extent that such payments are for the benefit of non-residents of Brazil) or the Holders (that are non-residents of Brazil) of the Notes will be subject to any tax, levy, impost, deduction, charge or withholding imposed, levied or made by or in Brazil or any political subdivision or taxing authority therein or thereof, in each case except as provided in the immediately preceding sentence. The Standby Purchaser intends to make all payments pursuant to this Agreement from funds offshore Brazil. The Standby Purchaser does not believe or reasonably expect that any interest paid or purchases of Purchase Obligations made by the Standby Purchaser pursuant to the terms hereof will constitute interest paid by a trade or business in the United States within the meaning of Section 884 (f) (1) (A) of the Internal Revenue Code of 1986, as amended. To ensure the legality, validity, enforceability or admissibility in evidence of this Agreement in Brazil, it is not necessary that this Agreement or any other document be filed or recorded with any court or other authority in Brazil, other than the notarization of the signatures of the parties signing outside Brazil, the subsequent consularization (authentication) of the signature of such a notary by a Brazilian consulate official and the subsequent translation of this Agreement into Portuguese by a sworn translator, or that any stamp or similar tax be paid on or in respect of this Agreement or any of the other Transaction Documents.
          (vv) After being notarized, consularized and translated into Portuguese by a sworn translator, this Agreement will be in proper legal form under the laws of Brazil for the enforcement thereof in Brazil.
          (ww) To the extent the Standby Purchaser or its respective property has or may in the future have any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any competent court, service of process, attachment or execution, in any jurisdiction, with respect to its obligations, liabilities, or any other matter under or arising out of or in connection with this Agreement and any other Transaction Documents, the Standby Purchaser has effectively waived such rights as provided in Section 18 hereof; provided that no assets of the Standby Purchaser which are specifically used in the furtherance of the activities listed in Article 177 of the Brazilian Constitution, in respect of which the Brazilian government has a monopoly, could be used by any person in Brazil acquiring such assets as a result of the execution thereof in violation of the provisions contained in such Article 177 of the Brazilian Constitution. The execution and delivery of this Agreement by the Standby Purchaser and the performance of its obligations hereunder by the Standby Purchaser constitute private and commercial acts rather than governmental or public acts.
          (xx) Except as described in the Final Offering Document and in the ReOpening Offering Document, and except as to matters, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect:
     (i) The Standby Purchaser and its Material Subsidiaries have obtained all environmental permits with respect to the business in which they are engaged and with respect to the facilities and properties owned, leased or operated by the Standby Purchaser or any of its Material Subsidiaries, and the business and all operations at the properties of the Standby Purchaser are in compliance with all environmental permits and are otherwise in compliance with all environmental laws;
     (ii) No officer of the Standby Purchaser or of any of its Material Subsidiaries has received any notice of any claim with respect to any of the properties, the business or otherwise, nor does the Standby Purchaser have knowledge or reason to believe that any such claim will be received or is threatened; and
     (iii) There are no past or present actions, activities, events, conditions or circumstances, including the release, threatened, release, emission, discharge, generation, treatment, storage or disposal of any hazardous materials at any locations, that would reasonably be expected to give rise to liability of the Standby Purchaser or any of its Material Subsidiaries under any law or any contract or agreement.
          (yy) The Standby Purchaser has, independently and without reliance upon any Noteholder and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Transaction

Document to which it is or is to be a party, and the Standby Purchaser has established adequate means of obtaining from the Issuer on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of the Issuer.
          SECTION 10. Covenants
          For so long as the Notes remain outstanding or any amount remains unpaid on the Notes and the Indenture, the Standby Purchaser will, and will cause each of its Subsidiaries to, comply with the terms and covenants set forth below (except as otherwise provided in a duly authorized amendment to this Agreement as provided herein):
          (a) Performance of Obligations. The Standby Purchaser shall pay all amounts owed by it and comply with all its other obligations under the terms of this Agreement and the Indenture in accordance with the terms thereof.
          (b) Maintenance of Corporate Existence. The Standby Purchaser will, and will cause each of its Subsidiaries to, (i) maintain in effect its corporate existence and all registrations necessary therefor except as otherwise permitted by Section 10(m) and (ii) take all actions to maintain all rights, privileges, titles to property, franchises, concessions and the like necessary or desirable in the normal conduct of its business, activities or operations; provided, however, that this Section 10(b) shall not require the Standby Purchaser to maintain or cause any Subsidiary thereof to maintain any such right, privilege, title to property or franchise or require the Standby Purchaser to preserve the corporate existence of any Subsidiary, if, in each case, the failure to do so does not, and will not, have a Material Adverse Effect.
          (c) Maintenance of Ownership of the Issuer. For so long as any Notes are outstanding, the Standby Purchaser will retain no less than 51% direct or indirect ownership of the outstanding voting and economic interests (equity or otherwise) of and in the Issuer.
          (d) Maintenance of Office or Agency. So long as any of the Notes are outstanding, the Standby Purchaser will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices to and demands upon the Standby Purchaser in respect of this Agreement may be served, and the Standby Purchaser will not change the designation of such office without prior notice to the Trustee and designation of a replacement office in the same general location.
          (e) Ranking. The Standby Purchaser will ensure at all times that its obligations under this Agreement will constitute the general senior unsecured and unsubordinated obligations of the Standby Purchaser and will rank pari passu, without any preferences among themselves, with all other present and future senior unsecured and unsubordinated obligations of the Standby Purchaser (other than obligations preferred by statute or by operation of law) that are not, by their terms, expressly subordinated in right of payment to the obligations of the Standby Purchaser under this Agreement.
          (f) Notice of Defaults. The Standby Purchaser will give written notice to the Trustee, as soon as is practicable and in any event within ten calendar days after the Standby

Purchaser becomes aware, or should reasonably become aware, of the occurrence of any Default or any Event of Default, accompanied by a certificate of an officer of the Standby Purchaser setting forth the details thereof and stating what action that the Standby Purchaser proposes to take with respect thereto.
          (g) Limitation on Consolidation, Merger, Sale or Conveyance. (i) The Standby Purchaser will not, in one or a series of transactions, consolidate or amalgamate with or merge into any corporation or convey, lease or transfer substantially all of its properties, assets or revenues to any person or entity (other than a direct or indirect Subsidiary of the Standby Purchaser) or permit any person or entity (other than a direct or indirect Subsidiary of the Standby Purchaser) to merge with or into it, unless:
     (A) either the Standby Purchaser is the continuing entity or the person (the “Successor Company”) formed by such consolidation or into which the Standby Purchaser is merged or that acquired or leased such property or assets of the Standby Purchaser will assume (jointly and severally with the Standby Purchaser unless the Standby Purchaser shall have ceased to exist as a result of such merger, consolidation or amalgamation), by an amendment to this Agreement (the form and substance of which shall be previously approved by the Trustee), all of the Standby Purchaser’s obligations under this Agreement;
     (B) the Successor Company (jointly and severally with the Standby Purchaser unless the Standby Purchaser shall have ceased to exist as part of such merger, consolidation or amalgamation) agrees to indemnify each Noteholder against any tax, assessment or governmental charge thereafter imposed on such Noteholder solely as a consequence of such consolidation, merger, conveyance, transfer or lease with respect to the payment of principal of, or interest on, the Notes;
     (C) immediately after giving effect to such transaction, no Event of Default and no Default has occurred and is continuing;
     (D) the Standby Purchaser has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such merger consolidation, sale, transfer or other conveyance or disposition and the amendment to this Agreement comply with the terms of this Agreement and that all conditions precedent provided for herein and relating to such transaction have been complied with; and
     (E) the Standby Purchaser has delivered notice of any such transaction to Moody’s (which notice shall contain a description of such merger, consolidation or conveyance).
          (ii) Notwithstanding anything to the contrary in the foregoing, so long as no Default or Event of Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom and the Standby Purchaser has delivered notice of any such transaction to Moody’s and the Trustee (which notice shall contain a description of such merger, consolidation or conveyance):

     (A) the Standby Purchaser may merge, amalgamate or consolidate with or into, or convey, transfer, lease or otherwise dispose of all or substantially all of its properties, assets or revenues to a direct or indirect Subsidiary of the Standby Purchaser in cases when the Standby Purchaser is the surviving entity in such transaction and such transaction would not have a material adverse effect on the Standby Purchaser and its Subsidiaries taken as a whole, it being understood that if the Standby Purchaser is not the surviving entity, the Standby Purchaser shall be required to comply with the requirements set forth in the previous paragraph; or
     (B) any direct or indirect Subsidiary of the Standby Purchaser may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to, any person (other than the Standby Purchaser or any of its Subsidiaries or Affiliates) in cases when such transaction would not have a material adverse effect on the Standby Purchaser and its Subsidiaries taken as a whole; or
     (C) any direct or indirect Subsidiary of the Standby Purchaser may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to, any direct or indirect Subsidiary of the Standby Purchaser; or
     (D) any direct or indirect Subsidiary of the Standby Purchaser may liquidate or dissolve if the Standby Purchaser determines in good faith that such liquidation or dissolution is in the best interests of the Standby Purchaser, and would not result in a material adverse effect on the Standby Purchaser and its Subsidiaries taken as a whole and if such liquidation or dissolution is part of a corporate reorganization of the Standby Purchaser.
          (h) Negative Pledge. So long as any Note remains outstanding, the Standby Purchaser will not create or permit any Lien, other than a Permitted Lien, on any of the Standby Purchaser’s assets to secure (i) any of the Standby Purchaser’s Indebtedness or (ii) the Indebtedness of any other person, unless the Standby Purchaser contemporaneously creates or permits such Lien to secure equally and ratably the Standby Purchaser’s obligations under this Agreement or the Standby Purchaser provides such other security for the Notes as is duly approved by the Trustee, at the direction of the Noteholders, in accordance with the Indenture. In addition, the Standby Purchaser will not allow any of the Standby Purchaser’s Subsidiaries to create or permit any Lien, other than a Permitted Lien, on any of the Standby Purchaser’s assets to secure (i) any of the Standby Purchaser’s Indebtedness, (ii) any of its own Indebtedness or (iii) the Indebtedness of any other person, unless it contemporaneously creates or permits the Lien to secure equally and ratably the Standby Purchaser’s obligations under this Agreement or the Standby Purchaser or such Subsidiary provides such other security for the Notes as is duly approved by the Trustee, at the direction of the Noteholders, in accordance with the Indenture.
          (i) Provision of Financial Statements and Reports. (i) The Standby Purchaser will provide to the Trustee, in English or accompanied by a certified English translation thereof, (A) within 90 calendar days after the end of each fiscal quarter (other than the fourth quarter), its unaudited and consolidated balance sheet and statement of income calculated in accordance with U.S. GAAP, (B) within 120 calendar days after the end of each fiscal year, its audited and consolidated balance sheet and statement of income calculated in accordance with U.S. GAAP and (C) such other financial data as the trustee may reasonably request.
     (ii) The Standby Purchaser will provide, together with each of the financial statements delivered pursuant to Sections 10(p)(i)(A) and (B), an Officers’ Certificate stating that a review of the activities of the Standby Purchaser and the Issuer has been made during the period covered by such financial statements with a view to determining whether the Standby Purchaser and the Issuer have kept, observed, performed and fulfilled their covenants and agreements under this Agreement and the Indenture, as applicable, and that no Default or Event of Default has occurred during such period or, if one or more have actually occurred, specifying all such events and what actions have been taken and will be taken with respect to such Default or Event of Default.
     (iii) The Standby Purchaser shall, whether or not it is required to file reports with the SEC, file with the SEC and deliver to the Trustee (for redelivery to all Noteholders) all reports and other information as it would be required to file with the SEC under the Exchange Act if it were subject to those regulations; provided, however, that if the SEC does not permit the filing described in the first sentence of this Section 10(q)(iii), the Standby Purchaser will provide annual and interim reports and other information to the Trustee within the same time periods that would be applicable if the Standby Purchaser were required and permitted to file these reports with the SEC.
          SECTION 11. Amendments, etc. No amendment or waiver of any provision of this Agreement and no consent to any departure by the Standby Purchaser therefrom shall in any event be effective unless the same shall be in writing and signed by the Trustee and the Standby Purchaser, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
          SECTION 12. Notices, Etc. (a) All notices and other communications provided for hereunder shall be in writing (including telegraphic or telecopy) and mailed, telecopied or delivered by hand, if to the Standby Purchaser, addressed to it at Avenida República do Chile, 65, 20035-900 Rio de Janeiro — RJ, Brazil, Telephone: (55-21) 3224-4477, Telecopier: (55-21) 3224-4278, Attention: Wilson de Oliveira Senna, Financings, Leasing and Corporate Loans Manager, if to the Trustee, at 4 New York Plaza, 15th floor, New York, New York 10004, Telephone: (212) 623-5162, Telecopier: (212) 623-6207, Attention: Institutional Trust Services or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when telecopied, be effective when transmitted. Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Agreement shall be effective as delivery of an original executed counterpart thereof.
          (c) All payments made by the Standby Purchaser to the Trustee hereunder shall be made to the Payment Account (as defined in the Indenture), except to the extent otherwise specified in a Partial Non-Payment Notice or Total Non-Payment Notice.
          SECTION 13. No Waiver; Remedies No failure on the part of the Trustee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
          SECTION 14. Indemnification (a) Without limitation on any other obligations of the Standby Purchaser or remedies of the Trustee under this Agreement, the Standby Purchaser shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Trustee and its officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party in connection with or as a result of any failure of any Purchase Obligation to be the legal, valid and binding obligations of the Standby Purchaser enforceable against it in accordance with their terms.
          (b) The Standby Purchaser hereby also agrees that none of the Indemnified Parties shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Standby Purchaser or any of its Affiliates or any of their respective officers, directors, employees, agents and advisors, and the Standby Purchaser hereby agrees not to assert any claim against any Indemnified Party on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Transaction Documents or any of the transactions contemplated by the Transaction Documents.
          (c) Without prejudice to the survival of any of the other agreements of the Standby Purchaser under this Agreement or any of the other Transaction Documents, the agreements and obligations of the Standby Purchaser contained in Sections 2 and 3 (with respect to the payment of all other amounts owed under the Indenture), Section 9 and this Section 14 shall survive the payment in full of the Purchase Obligations and all of the other amounts payable under this agreement.
          SECTION 15. Subordination To the extent that the Standby Purchaser is required to make any payment hereunder, the Standby Purchaser hereby subordinates any and all debts, liabilities and other obligations owed by the Issuer to the Standby Purchaser (the “Subordinated Obligations”) to the Purchase Obligations and agrees that it shall not require the Issuer to make any payments in respect thereof to the extent and in the manner hereinafter set forth in this Section 15:
          (a) Prohibited Payments, Etc. Except during the continuance of a Default or Event of Default (including the commencement and continuation of any proceeding under any applicable bankruptcy, insolvency, receivership or similar law now or hereafter in effect relating to the Issuer (each such law, a “Bankruptcy Law”)), the Standby Purchaser may receive any payments from the Issuer on account of the Subordinated Obligations. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to the Issuer), however, unless the Trustee otherwise agrees, the Standby Purchaser shall not demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

          (b) Prior Payment of Purchase Obligations. In any proceeding under any Bankruptcy Law relating to the Issuer, the Standby Purchaser agrees that the Trustee, on behalf of the Noteholders, shall be entitled to receive payment in full in cash of all Purchase Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding (“Post Petition Interest”)) before the Standby Purchaser receives payment of any Subordinated Obligations.
          (c) Turn-Over. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to the Issuer), the Standby Purchaser shall, if the Trustee, on behalf of the Noteholders, so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Trustee and deliver such payments to the Trustee, on behalf of the Noteholders, on account of the Purchase Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of the Standby Purchaser under the other provisions of this Agreement.
          (d) Trustee Authorization. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any of the Issuer, any Material Subsidiary thereof or any Material Subsidiary of the Standby Purchaser), the Trustee, at the direction of the Noteholders or otherwise, is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of the Standby Purchaser, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Purchase Obligations (including any and all Post Petition Interest), and (ii) to require the Standby Purchaser (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Trustee for application to the Purchase Obligations (including any and all Post Petition Interest).
          SECTION 16. Continuing Agreement; Assignment of Rights Under the Indenture and the Notes This Agreement is a continuing Purchase Obligation and shall (a) remain in full force and effect until the later of (i) the repayment in full by the Issuer of all amounts due and owing under the Indenture with respect to the Notes and (ii) the repayment in full of all Purchase Obligations and all other amounts payable under this Agreement, (b) be binding upon the Standby Purchaser, its successors and assigns and (c) inure to the benefit of and be enforceable by the Trustee, on behalf of Noteholders, and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Noteholder may assign or otherwise transfer all or any portion of its rights and obligations under the Indenture (including, without limitation, the Note or Notes held by it) to any other person or entity (subject to the rights of the Standby Purchaser hereunder in respect of any Partial Non-Payment Amount With Interest or Total Non-Payment Amount With Interest as provided herein), and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Noteholder herein or otherwise, in each case as and to the extent provided in the Indenture. The Standby Purchaser shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of all of the Noteholders.
          SECTION 17. Currency Rate Indemnity (a) The Standby Purchaser shall (to the extent lawful) indemnify the Trustee and the Noteholders and keep them indemnified against:

     (i) in the case of nonpayment by the Standby Purchaser of any amount due to the Trustee, on behalf of the Noteholders, under this Agreement any loss or damage incurred by any of them arising by reason of any variation between the rates of exchange used for the purposes of calculating the amount due under a judgment or order in respect thereof and those prevailing at the date of actual payment by the Standby Purchaser; and
     (ii) any deficiency arising or resulting from any variation in rates of exchange between (a) the date as of which the local currency equivalent of the amounts due or contingently due under this Agreement or in respect of the Notes is calculated for the purposes of any bankruptcy, insolvency or liquidation of the Standby Purchaser, and (b) the final date for ascertaining the amount of claims in such bankruptcy, insolvency or liquidation. The amount of such deficiency shall be deemed not to be increased or reduced by any variation in rates of exchange occurring between the said final date and the date of any bankruptcy, insolvency or liquidation or any distribution of assets in connection therewith.
          (b) The Standby Purchaser agrees that, if a judgment or order given or made by any court for the payment of any amount in respect of its Purchase Obligation hereunder is expressed in a currency (the “Judgment Currency”) other than U.S. dollars (the “Denomination Currency”), it will indemnify the relevant holder against any deficiency arising or resulting from any variation in rates of exchange between the date at which the amount in the Denomination Currency is notionally converted into the amount in the Judgment Currency for the purposes of such judgment or order and the date of actual payment thereof.
          (c) The above indemnities shall constitute separate and independent obligations of the Standby Purchaser from its obligations hereunder, will give rise to separate and independent causes of action, will apply irrespective of any indulgence granted from time to time and will continue in full force and effect notwithstanding any judgment or the filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the Standby Purchaser for a liquidated sum or sums in respect of amounts due under this Agreement, or under the Indenture or the Notes or under any judgment or order.
          SECTION 18. Governing Law; Jurisdiction; Waiver of Immunity, Etc. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
          (b) The Standby Purchaser hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and the Standby Purchaser hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The Standby Purchaser agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Transaction Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any other Transaction Document in the courts of any jurisdiction.
          (c) The Standby Purchaser hereby irrevocably appoints and empowers the New York office of Petróleo Brasileiro S.A., located at 570 Lexington Avenue, 43rd Floor, New York, New York 10022 as its authorized agent (the “Process Agent”) to accept and acknowledge for and on its behalf and on behalf of its property service of any and all legal process, summons, notices and documents which may be served in any such suit, action or proceedings in any New York State court or United States federal court sitting in the State of New York in the Borough of Manhattan and any appellate court from any thereof, which service may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. The Standby Purchaser will take any and all action necessary to continue such designation in full force and effect and to advise the Trustee of any change of address of such Process Agent and should such Process Agent become unavailable for this purpose for any reason, the Standby Purchaser will promptly and irrevocably designate a new Process Agent within New York, New York, which will agree to act as such, with the powers and for the purposes specified in this subsection (c). The Standby Purchaser irrevocably consents and agrees to the service and any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding by hand delivery, to it at its address set forth in Section 12 or to any other address of which it shall have given notice pursuant to Section 12 or to its Process Agent. Service upon the Standby Purchaser or the Process Agent as provided for herein will, to the fullest extent permitted by law, constitute valid and effective personal service upon it and the failure of the Process Agent to give any notice of such service to the Standby Purchaser shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.
          (d) The Standby Purchaser irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents to which it is or is to be a party in any New York State or federal court. The Standby Purchaser hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.
          (e) THE STANDBY PURCHASER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE TRANSACTION DOCUMENTS, THE ADVANCES OR THE ACTIONS OF ANY NOTEHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.
          (f) This Agreement and any other documents delivered pursuant hereto, and any actions taken hereunder, constitute commercial acts by the Standby Purchaser. The Standby Purchaser irrevocably and unconditionally and to the fullest extent permitted by law, waives, and agrees not to plead or claim, any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) for itself, the Issuer or any of their property, assets or revenues wherever located with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or any document delivered pursuant hereto, in each case for the benefit of each assigns, it being intended that the foregoing waiver and agreement will be effective, irrevocable and not subject to withdrawal in any and all jurisdictions, and, without limiting the generality of the foregoing, agrees that the waivers set forth in this subsection (f) shall have the fullest scope permitted under the United States Foreign Sovereign Immunities Act of 1976 and are intended to be irrevocable for the purposes of such act.
          SECTION 19. Execution in Counterparts This Agreement and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.
          SECTION 20. Pledge of Interests (a) The Standby Purchaser hereby pledges to the Trustee (for the benefit of the Noteholders) and grants a continuing security interest in, all of its interest (if any) in (a) the Payment Account, (b) all funds from time to time on deposit in the Payment Account, (c) all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or on deposit in the Payment Account, and (d) all proceeds of any of the foregoing (together, the “Collateral”). The Standby Purchaser agrees to take all such action as is required by applicable Law or as the Trustee may require, including delivering Opinions of Counsel in form and substance acceptable to the Trustee, as to the grant and perfection of the foregoing security interests.
          (b) The security interest granted in the Collateral, shall secure the payment of all obligations of the Standby Purchaser now or hereafter existing under the Transaction Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise. The Standby Purchaser represents and warrants that it has not heretofore pledged, conveyed, granted a lien on, or security interest in, or otherwise encumbered any of the Collateral in favor of any Person under U.S., Cayman, Brazilian or other Law.
          SECTION 21. Entire Agreement This Agreement, together with the Indenture and the Notes, sets forth the entire agreement of the parties hereto with respect to the subject matter hereof.

          IN WITNESS WHEREOF, the Standby Purchaser has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

PETRÓLEO BRASILEIRO S.A.—PETROBRAS

By:	/s/ Thedore M. Helms
Name:	Thedore M. Helms
Title:	General Manager of PETROBRAS NY Office

WITNESSES:

1.	/s/ Jo Dean Adams Name: Jo Dean Adams

2.	/s/ Manuel Silva Name: Manuel Silva

STATE OF NEW YORK	)
	)	ss:
COUNTY OF NEW YORK	)
     On this 7th day of February, 2007, before me personally came Thedore M. Helms to me known, who, being by me duly sworn, did depose and say that he is the Attorney in Fact of Petróleo Brasileiro S.A. — Petrobras, a corporation described in and which executed the foregoing instrument and acknowledges said instrument to be the free act and deed of said entity.
     On this 7th day of February, 2007, before me personally came Jo Dean Adams and Manuel Silva to me personally known, who being by me sworn, did depose and say that they signed their names to the foregoing instrument as witnesses.
[Notarial Seal]

/s/ Lauren A. Roberts Notary Public
COMMISSION EXPIRES 2010
LAUREN A. ROBERTS
Notary Public, State of New York
No. 01RO6152510
Qualified in New York County
Commission Expires Sept. 18, 2010

ACKNOWLEDGED:

THE BANK OF NEW YORK, as Trustee and not
in its individual capacity

By:	/s/ John T. Needham, Jr. Name: John T. Needham, Jr.
Title: Vice President

WITNESSES:

1.	/s/ Kevin F. Binnie Name: Kevin F. Binnie

2.	/s/ Lucia Jaklitsch Name: Lucia Jaklitsch

STATE OF NEW YORK	)
	)	ss:
COUNTY OF NEW YORK	)
     On this 7th day of February, 2007, before me personally came John T. Needham, Jr. to me known, who, being by me duly sworn, did depose and say that he is a Vice President of The Bank of New York described in and which executed the foregoing instrument and acknowledges said instrument to be the free act and deed of said entity.
     On this 7th day of February, 2007, before me personally came Kevin F. Binnie and Lucia Jaklitsch to me personally known, who being by me sworn, did depose and say that they signed their names to the foregoing instrument as witnesses.
[Notarial Seal]

/s/ Emily Fayan Notary Public
COMMISSION EXPIRES
EMILY FAYAN
Notary Public, State of New York
No. 01FA4737006
Qualified in Kings County
Certificate Filed in New York County
Commission Expires Dec. 31, 2009

EXHIBIT A
FORM OF PARTIAL NON-PAYMENT NOTICE
[Date]
VIA FACSIMILE
Petróleo Brasileiro S.A. — Petrobras
Avenida República do Chile, 65
20035-900 Rio de Janeiro
Brazil
Attention : Sérvio Túlio Tinoco
Head of Trade Finance & Foreign Exchange
Petrobras International Finance Company
U.S.$500,000,000 6.125% Global Notes due 2016
Dear Ladies and Gentlemen:
          Reference is made to that certain indenture dated as of July 19, 2002 (the “Original Indenture”) between Petrobras International Finance Company (“PIFCo”) and The Bank of New York, a New York banking corporation, as successor to JPMorgan Chase Bank, N.A. (the “Trustee”), as supplemented by the amended and restated fifth supplemental indenture among the Issuer, Petróleo Brasileiro, S.A. — Petrobras (“Petrobras”) and the Trustee dated as of [     ], 2007 (the “Fifth Supplemental Indenture”). The Original Indenture, as supplemented by the Fifth Supplemental Indenture, and as amended or supplemented from time to time, with respect to the Notes is hereinafter referred to as the “Indenture.” Reference is also made to that certain Amended and Restated Standby Purchase Agreement (as amended or supplemented from time to time, the “Standby Purchase Agreement”) dated as of October 6, 2006 between the Trustee and Petrobras pursuant to which Petrobras has undertaken to purchase from the holders of PIFCo’s 6.125% Global Notes due 2016 (the “Notes”) such holders’ right to receive unpaid amounts due and owing on such Notes. Capitalized terms not defined herein shall have the meanings set forth in the Standby Purchase Agreement.
          By this notice, the undersigned, acting on behalf of the holders of the Notes, hereby advises you as follows:
1.	On [date], PIFCo was obligated to make a payment of [principal] [interest] [Additional Amounts] [other amounts under the Indenture] in an amount equal to U.S.$ in respect of [principal] [interest] [Additional Amounts] [other amounts due under the Indenture] (the “Overdue Amount”). This notice constitutes a Partial Non-Payment Notice as contemplated in the Standby Purchase Agreement.

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2.	Pursuant to the Standby Purchase Agreement, you are obligated to purchase from the holders of the Notes their right to receive the Overdue Amount.

3.	Pursuant to the Standby Purchase Agreement, you are hereby directed to purchase the right of the holders of the Notes to receive the Overdue Amount and to make a payment to the Trustee, on behalf of the holders of the Notes, in partial satisfaction of your obligation to purchase the right to Overdue Amount.

4.	You are hereby directed to pay immediately the Overdue Amount to the Payment Account referenced in the Standby Purchase Agreement (Account No. ) together with interest on such Overdue Amount, at the rates specified in the Standby Purchase Agreement, from the date PIFCo was itself obligated to pay the Overdue Amount (the “Liability Date”), through and including the date that payment by you is actually made.

5.	Petrobras is requested to acknowledge receipt of this notice by countersigning in the space provided below and returning a copy of the same to the Issuer at the address provided in the Standby Purchase Agreement with a copy by facsimile to the Trustee at fax: (212) 623-6207 (Attention: Institutional Trust Services).

THE BANK OF NEW YORK, as Trustee

By:
Name: Title:

ACKNOWLEDGED & AGREED

PETRÓLEO BRASILEIRO S.A.—PETROBRAS

By:
Name: Title: Date:

A-2

EXHIBIT B
FORM OF TOTAL NON-PAYMENT NOTICE
[Date]
VIA FACSIMILE
Petróleo Brasileiro S.A. — Petrobras
Avenida República do Chile, 65
20035-900 Rio de Janeiro
Brazil
Attention : Sérvio Túlio Tinoco
Head of Trade Finance & Foreign Exchange
Petrobras International Finance Company
U.S.$[500,000,000] 6.125% Global Notes due 2016
Dear Ladies and Gentlemen:
          Reference is made to that certain indenture dated as of July 19, 2002 (the “Original Indenture”) between Petrobras International Finance Company (“PIFCo”) and The Bank of New York, a New York banking corporation, as successor to JPMorgan Chase Bank, N.A. (the “Trustee”), as supplemented by the amended and restated fifth supplemental indenture among the Issuer, Petróleo Brasileiro, S.A. — Petrobras (“Petrobras”) and the Trustee dated as of [     ], 2007 (the “Fifth Supplemental Indenture”). The Original Indenture, as supplemented by the Fifth Supplemental Indenture, and as amended or supplemented from time to time with respect to the Notes, is hereinafter referred to as the “Indenture.” Reference is also made to that certain Amended and Restated Standby Purchase Agreement (as amended or supplemented from time to time, the “Standby Purchase Agreement”) dated as of October 6, 2006 between the Trustee and Petróleo Brasileiro, S.A. — Petrobras (“Petrobras”) pursuant to which Petrobras has undertaken to purchase from the holders of PIFCo’s 6.125% Global Notes due 2016 (the “Notes”) such holders’ right to receive unpaid amounts due and owing on such Notes. Capitalized terms not defined herein shall have the meanings set forth in the Standby Purchase Agreement.
          By this notice, the undersigned, acting on behalf of the holders of the Notes, hereby advises you as follows:
1.	On [date], PIFCo was obligated to make a payment of [principal] [interest] [Additional Amounts] [other amounts under the Indenture] in an amount equal to U.S.$ in respect of [principal] [interest] [Additional Amounts] [other amounts due under the Indenture] (the “Overdue

B-1

Amount”). This notice constitutes a Total Non-Payment Notice as contemplated in the Standby Purchase Agreement.

2.	Pursuant to the Standby Purchase Agreement, you are obligated to purchase from the holders of the Notes their right to receive the Overdue Amount.

3.	Pursuant to the Standby Purchase Agreement, you are hereby directed to purchase the right of the holders of the Notes to receive the Overdue Amount and to make a payment to the Trustee, on behalf of the holders of the Notes, in partial satisfaction of your obligation to purchase the right to Overdue Amount.

4.	You are hereby directed to pay immediately the Overdue Amount to the Payment Account referenced in the Standby Purchase Agreement (Account No. ) together with interest on such Overdue Amount, at the rates specified in the Standby Purchase Agreement, from the date PIFCo was itself obligated to pay the Overdue Amount through and including the date that payment by you is actually made.

5.	Petrobras is requested to acknowledge receipt of this notice by countersigning in the space provided below and returning a copy of the same to the Issuer at the address provided in the Standby Purchase Agreement with a copy by facsimile to the Trustee at fax: (212) 623-6207 (Attention: Institutional Trust Services).

THE BANK OF NEW YORK, as Trustee

By:
Name: Title:

ACKNOWLEDGED & AGREED

PETRÓLEO BRASILEIRO S.A.—PETROBRAS

By:
Name: Title: Date:

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